Exhibit 99.1

Brickell Biotech Announces Initiation of U.S. Phase 3 Program Evaluating Sofpironium Bromide Gel, 15% for the Treatment of Primary Axillary Hyperhidrosis
Primary axillary hyperhidrosis is estimated to affect over 10 million people in the U.S.
Sofpironium bromide is a retrometabolically designed investigational new chemical entity
BOULDER, CO — October 6, 2020 —Brickell Biotech, Inc. (“Brickell”) (Nasdaq: BBI), a clinical-stage pharmaceutical company focused on developing innovative and differentiated prescription therapeutics for the treatment of debilitating skin diseases, announced today the initiation of its first pivotal U.S. Phase 3 clinical study evaluating sofpironium bromide gel, 15% as a potential treatment for primary axillary (underarm) hyperhidrosis (“Cardigan I Study”).
“This continues to be an exciting time for Brickell, with initiation of our first pivotal U.S. Phase 3 study coming just on the heels of the regulatory approval in Japan of sofpironium bromide gel, 5% for the treatment of primary axillary hyperhidrosis,” commented Robert Brown, Chief Executive Officer of Brickell. “The start of the Cardigan I Study is an important step towards achieving our goal of developing a potentially best-in-class treatment to improve the lives of millions of patients suffering with primary axillary hyperhidrosis in the U.S. We look forward to providing updates on the progress of our Phase 3 program later this year, including the initiation of the second pivotal U.S. Phase 3 clinical study (Cardigan II).”
The Cardigan I Study, which is expected to enroll up to 350 subjects aged 9 years and older with primary axillary hyperhidrosis, is a multicenter, randomized, double-blinded, vehicle (placebo)-controlled Phase 3 study to evaluate the safety and efficacy of topically applied sofpironium bromide gel, 15%. Subjects will apply the investigational product once daily at bedtime to their underarms for 6 consecutive weeks, with a 2-week post-treatment follow-up. The co-primary efficacy endpoints include the proportion of subjects achieving at least a 2-point improvement on the Hyperhidrosis Disease Severity Measure-Axillary (HDSM-Ax) scale, a proprietary and validated patient-reported outcome measure, and change in gravimetric sweat production (GSP), each from baseline to end of treatment (EOT). In addition, safety and tolerability assessments will be performed throughout the study.
“The pivotal Phase 3 program is based on prior clinical development experience in which the investigational sofpironium bromide gel, 15% demonstrated statistically significant improvements in hyperhidrosis symptoms, and was safe and generally well tolerated as observed in the Phase 2 and 12-month long-term open label safety studies,” said Deepak Chadha, Brickell’s Chief Research & Development Officer. “The Company’s Phase 3 clinical program will be comprised of two pivotal trials, namely the Cardigan I and Cardigan II studies, which, if successful, will form the basis of a prospective New Drug Application in the U.S. for sofpironium bromide gel, 15% for the treatment of primary axillary hyperhidrosis.”
Brickell’s Japanese development partner, Kaken Pharmaceutical Co., Ltd. (“Kaken”), received regulatory approval in September 2020 to manufacture and market sofpironium bromide gel, 5% (brand name: ECCLOCK®) in Japan for the treatment of primary axillary hyperhidrosis. Japan is the first country to approve sofpironium bromide, with Kaken’s commercial launch expected there later this year. Under the sublicense agreement with Kaken, Brickell is entitled to receive sales-based milestone payments, as well as tiered royalties based on a percentage of net sales of sofpironium bromide gel in Japan. Furthermore, Kaken has rights to develop and commercialize sofpironium bromide in Korea, China and certain other Asian countries.
About Sofpironium Bromide
Sofpironium bromide is a proprietary investigational new chemical entity that belongs to a class of medications called anticholinergics. Anticholinergics block the action of acetylcholine, a chemical that transmits signals within the nervous system that are responsible for a range of bodily functions, including activation of the sweat glands. Sofpironium bromide was retrometabolically designed. Retrometabolic drugs are designed to exert their action topically and are potentially rapidly metabolized into a less active metabolite once absorbed into the blood. Sofpironium bromide was discovered at Bodor Laboratories, Inc. by Dr. Nicholas Bodor D.Sc., d.h.c. (multi), HoF, Graduate Research Professor Emeritus, University of Florida.

About Hyperhidrosis
Hyperhidrosis is a life-altering medical condition where a person sweats more than the body requires to regulate its temperature. More than 15 million people, or 4.8% of the population of the United States, and 12.7% of the population in Japan, are believed to suffer from hyperhidrosis1,2. Primary axillary (underarm) hyperhidrosis is the targeted first indication for sofpironium bromide and is the most common site of occurrence of hyperhidrosis, affecting an estimated 65% of patients with hyperhidrosis in the United States. Additional information can be found on the International Hyperhidrosis Society website: https://www.sweathelp.org/.
About Brickell
Brickell Biotech, Inc. is a clinical-stage pharmaceutical company focused on developing innovative and differentiated prescription therapeutics for the treatment of debilitating skin diseases. Brickell’s pipeline consists of potential novel therapeutics for hyperhidrosis and other prevalent dermatological conditions. Brickell’s executive management team and board of directors bring extensive experience in product development and global commercialization, having served in leadership roles at large global pharmaceutical companies and biotechs that have developed and/or launched successful products, including several that were first-in-class and/or achieved iconic status, such as Cialis®, Taltz®, Gemzar®, Prozac®, Cymbalta® and Juvederm®. Brickell’s strategy is to leverage this experience to in-license, acquire, develop and commercialize innovative products that Brickell believes can be successful in the currently underserved dermatology global marketplace. For more information, visit https://www.brickellbio.com.
Cautionary Note Regarding Forward-Looking Statements
Any statements made in this press release relating to future financial, legal, business and/or research and clinical performance, conditions, plans, prospects, trends, or strategies and other such matters, including without limitation, the anticipated timing, scope, design and/or results of ongoing and future clinical trials, intellectual property rights, including the validity, term and enforceability of such, the expected timing and/or results of regulatory approvals and prospects for commercializing any of Brickell’s product candidates, or research collaborations with its partners, including in Japan, the United States or any other country, are forward- looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. In addition, when or if used in this press release, the words “may,” “could,” “should,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict,” “potential,” “look forward” and similar expressions and their variants, as they relate to Brickell, may identify forward-looking statements. Brickell cautions that these forward-looking statements are subject to numerous assumptions, risks, and uncertainties, which change over time, often quickly and in unanticipated ways. Important factors that may cause actual results to differ materially from the results discussed in the forward-looking statements or historical experience include risks and uncertainties, including without limitation, ability to obtain adequate financing to advance product development, ability to maintain and enforce intellectual property rights, potential delays for any reason in product development, regulatory changes, unsuccessful clinical trials, unanticipated demands on cash resources, any disruption to our business caused by the current COVID-19 pandemic, interruptions, disruption or inability to launch and commercialize the product by Kaken in Japan, or obtain adequate pricing, and other risks associated with developing and obtaining regulatory approval for and commercializing product candidates.
Further information on the factors and risks that could cause actual results to differ from any forward-looking statements are contained in Brickell’s filings with the United States Securities and Exchange Commission (SEC), which are available at https://www.sec.gov (or at https://www.brickellbio.com). The forward-looking statements represent the estimates of Brickell as of the date hereof only, and Brickell specifically disclaims any duty or obligation to update forward-looking statements.
1Doolittle et al. Hyperhidrosis: an update on prevalence and severity in the United States. Arch Dermatol Res 2016; 308: 743-749.
2Fujimoto et al. Epidemiological study and considerations of focal hyperhidrosis in Japan. J Dermatol 2013; 40: 886-90.

Brickell Investor Contact:
Dan Ferry
LifeSci Advisors
(617) 430-7576
daniel@lifesciadvisors.com